                                                                   Exhibit 10.12

                            ASSET PURCHASE AGREEMENT


                                 BY AND BETWEEN


                           FIGGIE INTERNATIONAL INC.


                                      AND


                        COMMUNICATIONS INSTRUMENTS, INC.


                         RELATING TO THE ACQUISITION OF
                        SUBSTANTIALLY ALL THE ASSETS OF


                        HARTMAN ELECTRICAL MANUFACTURING


                           DATED AS OF JUNE 27, 1996

                               TABLE OF CONTENTS


SECTION HEADING                                                        PAGE NO.
- ---------------                                                        --------

ARTICLE I  -  PURCHASE AND SALE.............................................  1
     1.1  Sale and Purchase of Assets.......................................  1
     1.2  Purchase Price....................................................  3
     1.3  Allocation of Purchase Price......................................  3
     1.4  Assumption of Liabilities.........................................  4

ARTICLE II  -  CLOSING, ITEMS TO BE DELIVERED, FURTHER
     ASSURANCES AND THIRD PARTY CONSENTS....................................  5
     2.1  Closing...........................................................  5
     2.2  Items to be Delivered at Closing..................................  5
     2.3  Further Assurances...............................................  10
     2.4  Third Party Consents.............................................  10
     2.5  Accounting Systems...............................................  11

ARTICLE III  -  REPRESENTATIONS AND WARRANTIES.............................  11
     3.1  Representations and Warranties of Seller.........................  11
            3.1.1   Corporate Existence....................................  11
            3.1.2   Corporate Power; Enforceable Obligations...............  12
            3.1.3   No Violation...........................................  12
            3.1.4   No Consent Required....................................  12
            3.1.5   Balance Sheet..........................................  12
            3.1.6   Title to Assets........................................  13
            3.1.7   Absence of Changes.....................................  13
            3.1.8   Leases.................................................  13
            3.1.9   Litigation.............................................  13
            3.1.10  Licenses and Permits...................................  14
            3.1.11  Material Agreements....................................  14
            3.1.12  Compliance with Laws; Etc..............................  15
            3.1.13  Employee Benefit Plans.................................  16
            3.1.14  Brokerage..............................................  16
            3.1.15  Government Contracts...................................  16
            3.1.16  Inventory..............................................  17
            3.1.17  Accounts Receivable....................................  17
            3.1.18  Ordinary Course........................................  17
     3.2  Representations and Warranties of Buyer..........................  17
            3.2.1   Corporate Existence....................................  17
            3.2.2   Corporate Power; Enforceable Obligations...............  17
            3.2.3   No Violation...........................................  18

            3.2.4  No Consent Required.....................................  18
            3.2.5  Brokerage...............................................  18
            3.2.6  No Knowledge of Breach..................................  18
            3.2.7  No Involvement in Business..............................  19
     3.3  No Other Warranties..............................................  19
     3.4  Survival of Representations and Warranties.......................  19

ARTICLE IV  -  COVENANTS PENDING CLOSING...................................  19
     4.1  Agreements of Seller.............................................  19
          4.1.1  Business in the Ordinary Course...........................  19
          4.1.2  Preservation of Assets....................................  20
          4.1.3  Employees and Business Relations..........................  20
          4.1.4  Consents and Approvals....................................  20
          4.1.5  No Negotiations...........................................  20
          4.1.6  Access....................................................  20
          4.1.7  Best Efforts..............................................  21
          4.1.8  Environmental Matters.....................................  21
     4.2  Agreements of Buyer..............................................  22
          4.2.1  Articles of Incorporation and By-laws.....................  22
          4.2.2  Consents and Approvals....................................  22
          4.2.3  Best Efforts..............................................  22

ARTICLE V  -  OTHER AGREEMENTS.............................................  22
     5.1  Confidentiality..................................................  22
     5.2  Financing........................................................  22
     5.3  Investigation and Evaluation.....................................  23
     5.4  Forecasts; Projections; Etc......................................  23
     5.5  Employment of Employees..........................................  24
     5.6  Publicity........................................................  24
     5.7  Access...........................................................  24
     5.8  Product Recall; Jetstream Warranty Work..........................  25
     5.9  No Union Agreements..............................................  26
     5.10  Cooperation.....................................................  27
     5.11  Equipment Lease.................................................  29

ARTICLE VI  -  CONDITIONS PRECEDENT TO THE CLOSING.........................  29
     6.1  Conditions Precedent of Buyer....................................  29
          6.1.1  Representations and Warranties True on Closing Date.......  29
          6.1.2  Performance by Seller.....................................  30
          6.1.3  Injunction................................................  30
     6.2  Conditions Precedent of Seller...................................  31
          6.2.1  Representations and Warranties True on Closing Date.......  31
          6.2.2  Performance by Buyer......................................  31
           ................................................................  31

          6.2.3  Injunction................................................  31

ARTICLE VII -  INDEMNIFICATION.............................................  32
     7.1  Indemnification..................................................  32
     7.2  Third Party Claims...............................................  34
     7.3  Exclusivity......................................................  35

ARTICLE VIII  -  MISCELLANEOUS.............................................  35
     8.1  Termination......................................................  35
     8.2  Effect of Termination............................................  35
     8.3  Sales, Transfer and Documentary Taxes; Etc.......................  37
     8.4  Expenses.........................................................  37
     8.5  Bulk Sales Laws..................................................  37
     8.6  Contents of Agreement; Amendment.................................  37
     8.7  No Assignment....................................................  37
     8.8  Waiver...........................................................  38
     8.9  Notices..........................................................  38
     8.10  Ohio Law to Govern..............................................  39
     8.11  No Benefit to Others............................................  39
     8.12  Headings........................................................  40
     8.13  Schedules and Exhibits..........................................  40
     8.14  Severability....................................................  40
     8.15  Counterparts....................................................  40
     8.16  Dispute Resolution..............................................  40

                            ASSET PURCHASE AGREEMENT
                            ------------------------


          THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 27th day of June, 1996, by and between Figgie International Inc., a Delaware corporation ("Seller"), and Communications Instruments, Inc., a North Carolina corporation ("Buyer").

          Seller is in the business of manufacturing high current electromechanical relays for applications in military and commercial aerospace markets (the "Business") through its Hartman Electrical Manufacturing division (the "Division"). Seller desires to sell and Buyer desires to purchase substantially all of the assets used solely in the conduct of the Business pursuant to the terms and conditions of this Agreement for the purchase price provided herein.

          NOW, THEREFORE, in consideration of the premises and of the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

                        ARTICLE I  -  PURCHASE AND SALE

          1.1  Sale and Purchase of Assets.  At the Closing described in Section
               ---------------------------
2.1, Seller will grant, sell, assign and transfer to Buyer, and Buyer will purchase and accept from Seller, upon and subject to the terms and conditions of this Agreement:

          (a) all of Seller's right, title and interest in and to all of the personal assets, properties and rights of Seller used solely in the conduct of the Business of every kind and description, tangible and intangible, wherever situated, including without limitation:

               (i) all accounts receivable, prepaid expenses, machinery, equipment, inventory, work-in-process, office furniture, computer software and hardware, tools, dies, maintenance and other supplies, stationery, catalogs, product literature and books and records of Seller used solely in the conduct of the Business,

               (ii) those personal assets and properties reflected on the May Balance Sheet (as defined in Section 3.1.5), with only such changes therein as shall have occurred since May 31, 1996 in the regular and ordinary course of the Business consistent with past practice,

               (iii) all patents, trademarks and other proprietary rights of Seller used solely in the conduct of the Business and the goodwill associated therewith,

               (iv) all rights of Seller to the Hartman Electrical Manufacturing name and derivatives thereof, and

               (v) all rights of Seller under all agreements, contracts, purchase orders, commitments, leases (including without limitation operating leases with respect to various items of machinery, equipment and tooling), designs, plans, drawings, bids, quotations, proposals, licenses, permits, authorizations, instruments and other documents relating solely to the conduct of the Business, and

          (b)  the Business as a going concern and its goodwill.

The assets, properties, rights and Business being sold hereunder are herein sometimes collectively called the "Assets." Notwithstanding the foregoing, the Assets do not include (w) the corporate seal, certificate of incorporation, minute books, stock books, tax returns or other records having to do with the corporate organization of Seller, (x) the rights which accrue or will accrue to Seller under this Agreement, (y) any assets, properties or rights that do not solely relate to the conduct of the Business or (z) the assets, properties or rights listed on Exhibit A (the foregoing collectively, the "Excluded Assets").

          1.2  Purchase Price.  The purchase price to be paid at the Closing by
               --------------
Buyer to Seller for the Assets shall be $12,000,000 (the "Purchase Price"), payable in cash as follows:

          (a) The $50,000 deposit paid by Buyer to Seller on May 24, 1996 (the "Deposit") shall be applied by Seller to the Purchase Price,

          (b) $11,435,000 shall be delivered to Wilmington Trust, Wilmington, Delaware by wire transfer of immediately available funds for credit to Seller's account, Account No. 23177-5, at such bank, and

          (c) $515,000 shall be delivered by wire transfer of immediately available funds to the escrow agent (the "Escrow Agent") designated in an environmental remediation and escrow agreement to be entered into at the Closing in substantially the form of Exhibit B (the "Escrow Agreement") among Seller, Buyer and the Escrow Agent, and shall be held and disbursed by the Escrow Agent in accordance with the Escrow Agreement.

          1.3  Allocation of Purchase Price.  After the Closing the parties
               ----------------------------
shall allocate the Purchase Price and the Assumed Liabilities (as defined in Section 1.4(a)) among the Assets to be acquired hereunder. Neither Buyer nor Seller shall take a position on any income tax return, before any governmental agency charged with the collection of any income tax or in any judicial proceeding that is in any way inconsistent with such allocation. If Buyer and Seller cannot agree on a mutually acceptable allocation of the Purchase Price and the Assumed Liabilities among the Assets, Buyer and Seller shall each determine such allocation in the manner it considers appropriate. Buyer and Seller each agree to prepare and file Internal Revenue Service Form 8594 in a timely fashion in accordance with the rules under section 1060 of the Internal Revenue Code of 1986, as amended.

          1.4  Assumption of Liabilities.
               -------------------------

          (a) At the Closing, Buyer shall assume and agree to pay, discharge or perform, as appropriate, the following liabilities and obligations of Seller in respect of the Business:

               (i) all liabilities and obligations of Seller of the type reflected on the May Balance Sheet (as defined in Section 3.1.5),

               (ii) all liabilities and obligations of Seller of a commercial nature arising in the ordinary course of its business between May 31, 1996 and the Closing Date (as defined in Section 2.1),

               (iii) the agreements, contracts, customer purchase orders, commitments, leases, designs, plans, drawings, bids, quotations, proposals, licenses, permits, authorizations, instruments and other documents included in the Assets,

               (iv) warranty and service claims (including without limitation product recalls), and

               (v)    those liabilities set forth in Section 5.5.

The liabilities and obligations to be assumed by Buyer at the Closing are herein sometimes collectively called the "Assumed Liabilities." Notwithstanding the foregoing, the Assumed Liabilities do not include any liabilities or obligations in respect of (s) part numbers A2104 and A2105 (and all revisions thereto prior to Closing) sold by the Division to Allied Signal ("Allied Signal") for delivery to Jetstream Aircraft Limited ("Jetstream"), (t) Seller other than those referred to in clauses (i)-(vi) above, (u) the Excluded Assets, (v) any intercompany liabilities and obligations for taxes or professional fees, (w) any product liability claims pending or which may be filed after the Closing Date relating to any product manufactured and shipped before the Closing Date, (x) any claim by any employee of the Division whose employment was or is terminated prior to the Closing Date,
(y) any claim by any employee of the Division on the Closing Date except for claims which relate to liabilities assumed pursuant to Sections 1.4(a)(i), 1.4(a)(ii) and 5.5, or (z) any of the items listed on Exhibit C (the foregoing collectively, the "Excluded Liabilities").

          (b) After the Closing, Seller will remain responsible for, and shall indemnify Buyer for, the Excluded Liabilities. Except as specifically provided in Section 1.4(a), Buyer shall not assume or be responsible for any liabilities or obligations of Seller of any nature whatsoever.

                 ARTICLE II  -  CLOSING, ITEMS TO BE DELIVERED,
                  FURTHER ASSURANCES AND THIRD PARTY CONSENTS

          2.1  Closing.  Subject to the termination rights set forth in Section
               -------
8.1, the closing (the "Closing") of the sale and purchase of the Assets shall take place at the offices of Benesch Friedlander Coplan & Aronoff, 2300 BP America Building, 200 Public Square, Cleveland, Ohio 44114-2378 commencing at 10:00 A.M., local time, on July 3, 1996, or at such other date, time or place as may be agreed upon in writing by the parties hereto. The date of the Closing is sometimes herein referred to as the "Closing Date."

          2.2  Items to be Delivered at Closing.  At the Closing:
               --------------------------------

          (a)    Seller shall deliver to Buyer the following:

               (i) a duly executed Bill of Sale and Assignment in substantially the form of Exhibit D,

               (ii) a duly executed Lease Agreement in substantially the form of Exhibit E (the "Lease") regarding the Division's Mansfield, Ohio facility (the "Mansfield Facility"),

               (iii)  a duly executed Escrow Agreement,

               (iv) a certificate of the President or a Vice President of Seller, dated the Closing Date, certifying that (A) the representations and warranties of Seller contained in this Agreement or in any certificate or document delivered by Seller to Buyer pursuant to the provisions hereof are in all material respects true with the same effect as though such representations and warranties were made as of such date except for changes contemplated or permitted by this Agreement and (B) Seller has performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by Seller prior to or at the Closing,

               (v) an opinion dated the Closing Date of Seller's General Counsel to the effect that:

                  (A) Seller has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby to be performed by it, including without limitation to transfer title to the Assets to Buyer,

                  (B) this Agreement has been duly authorized, executed and delivered by Seller and is the legal, valid and binding obligation of Seller, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws affecting the enforcement of creditors' rights in general, and except that the enforceability of the Agreement is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and

                  (C) all consents, approvals and authorizations of regulatory authorities and governmental agencies required in connection with the execution and delivery by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby to be performed by it have been obtained.

          In rendering such opinion, such General Counsel may rely (1) as to factual matters upon certificates and other documents furnished by Seller, by officers or directors of Seller or by governmental officials and (2) upon such other documents and information as such counsel may deem appropriate and reasonable as a basis for such opinion. Such opinion may also be limited to the laws of the state of Ohio, the federal laws of the United States and the General Corporation Law of the state of Delaware,

               (vi) a copy of Seller's certificate of incorporation and all amendments thereto, certified to be complete and correct on the Closing Date by the Secretary or an Assistant Secretary of Seller,

               (vii) an incumbency certificate for Seller dated the Closing Date, including specimen signatures,

               (viii) a copy of the resolution adopted by Seller's board of directors relating to the transactions contemplated by this Agreement, certified on the Closing Date to be complete and correct by the Secretary or an Assistant Secretary of Seller, and

               (ix) an unaudited balance sheet of the Division dated as of June 30, 1996 (the "June Balance Sheet").

          (b)  Buyer will deliver to Seller the following:

               (i) $11,950,000 cash by wire transfers of immediately available funds as provided in Sections 1.2(b) and 1.2(c),

               (ii) a duly executed Assumption Agreement in substantially the form of Exhibit F,

               (iii)  a duly executed Lease,

               (iv)   a duly executed Escrow Agreement,

               (v) a certificate of the President or a Vice President of Buyer, dated the Closing Date, certifying that (A) the representations and warranties of Buyer contained in this Agreement or in any certificate or document delivered by Buyer to Seller pursuant to the provisions hereof are in all material respects true with the same effect as though such representations and warranties were made as of such date except for changes contemplated or permitted by this Agreement and (B) Buyer has performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by Buyer prior to or at the Closing,

               (vi) an opinion dated the Closing Date of one or more counsel to Buyer, to the effect that:

                  (A) Buyer has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby to be performed by it,

                  (B) this Agreement has been duly authorized, executed and delivered by Buyer and is the legal, valid and binding obligation of Buyer, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws affecting the enforcement of creditors' rights in general, and except that the enforceability of the Agreement is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and

                  (C) All consents, approvals and authorizations of regulatory authorities and governmental agencies required in connection with the execution and delivery by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby to be performed by it have been obtained.

          In rendering such opinion, such special counsel may rely (1) as to factual matters upon certificates and other documents furnished by Buyer, by officers or directors of Buyer or by governmental officials and (2) upon such other documents and information as such counsel may deem appropriate and reasonable as a basis for such opinion. Such opinion may also be limited to the laws of the states of Ohio and North Carolina, the federal laws of the United States and the General Corporation Law of the state of Delaware,

               (vii) a copy of Buyer's articles of incorporation and all amendments thereto, certified to be complete and correct on the Closing Date by the Secretary or an Assistant Secretary of Buyer,

               (viii) an incumbency certificate for Buyer dated the Closing Date, including specimen signatures,

               (ix) a copy of all resolutions adopted by Buyer's board of directors relating to the transactions contemplated by this Agreement, certified on the Closing Date to be complete and correct by the Secretary or an Assistant Secretary of Buyer and

               (x)    an Ohio sales tax resale certificate.

          2.3  Further Assurances.  Seller from time to time after the Closing,
               ------------------
at Buyer's request and expense, will execute, acknowledge and deliver to Buyer such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications and further assurances as Buyer may reasonably request in order to vest more effectively in Buyer, or to put Buyer more fully in possession of, any of the Assets, or to better enable Buyer to pay, perform or discharge any of the Assumed Liabilities.

          2.4  Third Party Consents.  To the extent that Seller's rights under
               --------------------
any agreement, contract, purchase order, commitment, lease, plan, drawing, bid, quotation, proposal, license, permit, authorization, instrument or other similar Asset to be assigned to Buyer hereunder may not be assigned without the consent of another person which has not been obtained, neither this Agreement, the Bill of Sale, nor any other instrument or document delivered by Seller at the Closing shall constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful. If any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair Buyer's rights under the instrument in question so that Buyer would not in effect acquire the benefit of all such rights, Seller, to the maximum extent permitted by law and the instrument, shall act as Buyer's agent in order to obtain for it the benefits thereunder and shall cooperate, to the maximum extent permitted by law and the instrument, with Buyer in any other reasonable arrangement designed to provide such benefits to Buyer, in each case at Buyer's expense.

     2.5  Accounting Systems.  Buyer and Seller agree that, effective as of the
          ------------------
Closing, the accounting systems of the Division shall be transferred from Seller to Buyer as of 12:00 midnight, June 30, 1996.

                 ARTICLE III  -  REPRESENTATIONS AND WARRANTIES

          3.1  Representations and Warranties of Seller.  For purposes of this
               ----------------------------------------
Section 3.1 and, to the extent applicable, any other portion of this Agreement, "knowledge of Seller" or "best knowledge of Seller" and each phrase having equivalent meaning (e.g., "known to Seller") shall be conclusively deemed to be only the conscious awareness of facts or other information of Steven L. Siemborski, James R. Mikesell or Joseph R. Murach after having made reasonable inquiry of senior management of the Division, but without such persons being obligated or deemed obligated to conduct or to have conducted any special investigation or other inquiry into the affairs or business of Seller. Seller shall not be deemed to have knowledge, actual, constructive or otherwise, of any fact, circumstance or occurrence known (or deemed to be known) to any person other than as set forth in the preceding sentence. Seller hereby represents and warrants to Buyer as follows:

          3.1.1  Corporate Existence.  Seller is a corporation duly organized,
                 -------------------
validly existing and, except as set forth in Schedule 3.1.1, in good standing under the laws of the state of Delaware. Seller is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the character of the properties owned or leased by it or the nature of the business transacted by it requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a material and adverse effect on the Assets or the Business.

          3.1.2  Corporate Power; Enforceable Obligations.  Seller has all
                 ----------------------------------------
requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby to be performed by it. This Agreement has been duly authorized, executed and delivered by Seller and is the legal, valid and binding obligation of Seller, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws affecting the enforcement of creditors' rights in general, and except that the enforceability of the Agreement is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          3.1.3  No Violation.  The execution, delivery and performance of this
                 ------------
Agreement by Seller do not violate (a) any law, rule or regulation to which Seller is subject, (b) any judgment, order or injunction binding upon Seller or
(c) the certificate of incorporation or by-laws of Seller or any securities issued by Seller.

          3.1.4  No Consent Required.  Except as set forth in Schedule 3.1.4, no
                 -------------------
consent, approval or authorization of any regulatory authority or governmental agency is required in connection with the execution and delivery by Seller of this Agreement or the consummation by Seller of the transactions contemplated hereby to be performed by it.

          3.1.5  Balance Sheet.  Seller has delivered to Buyer and Schedule
                 -------------
3.1.5 contains an unaudited balance sheet of the Division as of May 31, 1996 (the "May Balance Sheet"). Except as may otherwise be indicated therein or in
Schedule 3.1.5, the May Balance Sheet has been derived from the books and records of the Division and fairly presents in all material respects the assets and liabilities of the Division as of the date thereof in accordance with the accounting practices used by the Division.

          3.1.6  Title to Assets.  Seller has good, valid and marketable title
                 ---------------
to all of the Assets, free and clear of liens, pledges, security interests and other encumbrances of every kind, except for (a) those items set forth in
Schedule 3.1.6, (b) liens for taxes and assessments not yet delinquent, (c) liens for taxes, assessments and other charges, if any, the validity of which Seller is contesting in good faith by appropriate action (all of which are listed on Schedule 3.1.6), (d) liens of employees and laborers for current wages not yet due and (e) restrictions not materially affecting the present use of the Assets. Seller has previously delivered to Buyer a list of substantially all of the fixed assets of the Division as of the date thereof.

          3.1.7  Absence of Changes.  Except as set forth in Schedule 3.1.7,
                 ------------------
since May 31, 1996, there has not been, occurred or arisen any material and adverse change in the Assets or the Business.

          3.1.8  Leases.  Each lease of personal property included in the Assets
                 ------
to which Seller is a party as lessee is identified in Schedule 3.1.8 and is in full force and effect; and true and correct copies of all such leases have been provided to or made available to Buyer. In the case of each such lease, there is no existing material default or material event of default by Seller as lessee, nor does there exist any event or condition which, with notice or lapse of time or both, would constitute a material default or material event of default by Seller as lessee.

          3.1.9  Litigation.  Except as set forth in Schedule 3.1.9, there is no
                 ----------
litigation, arbitration, investigation or other proceeding of or before any court, arbitrator or governmental, regulatory or administrative official, body or authority pending, or to the knowledge of Seller threatened, which would have a material and adverse effect on the Assets or the Business.

          3.1.10  Licenses and Permits.  Seller has all material licenses,
                  --------------------
permits and other governmental authorizations and approvals required for the operation of the Business and the use of the Assets as currently operated and used, except where the failure to have such licenses and permits would not have a material and adverse effect on the Assets or the Business.

          3.1.11  Material Agreements.  Schedules 3.1.8 and 3.1.11 contain a
                  -------------------
complete and correct list, as of the date of this Agreement, of all written agreements included in the Assets of the following types:

          (a) employment contracts involving annual compensation in excess of $100,000 with respect to any employee,

          (b)  collective bargaining agreements,

          (c) loan agreements, notes, mortgages, indentures, security agreements and other agreements and instruments relating to the borrowing of money by the Division,

          (d) material franchise or license agreements between the Division and any person, other than agency, sales representative and distributorship agreements and usage licenses granted in connection with the sale of the Division's products or the conduct of the Business entered into in the ordinary course of business,

          (e)  partnership or joint venture agreements of any kind,

          (f) purchase orders and other agreements to supply products of the Division involving in any one case in excess of $100,000, and

          (g) other agreements requiring payments by the Division in excess of $100,000 during the remainder of any of their terms.

To the best knowledge of Seller, all of the agreements referred to in Schedule
3.1.11 are legally binding and in full force and effect; and true and correct copies of all such agreements have been provided to or made available to Buyer. In the case of each such agreement, except as set forth in Schedule 3.1.11 (i) there is no existing material default or material event of default by Seller nor
(ii) does there exist any event or condition which, with notice or lapse of time or both, would constitute a material default or material event of default by Seller. Except as set forth in Schedule 3.1.8 or Schedule 3.1.11 hereto, no consent of any party to the consummation of the transactions contemplated by this Agreement is required under any of the agreements listed on such Schedules, except for such consents the failure of which to obtain would not have a material adverse effect on the Assets or the Business.

          3.1.12  Compliance with Laws; Etc.  Except as set forth in Schedule
                  --------------------------
3.1.12, Seller in the conduct of the Business is not in violation of, and has not received any written notice claiming that it is in violation of, (a) any term of its certificate of incorporation or by-laws, (b) to the best knowledge of Seller, any material agreement, contract, purchase order, commitment, lease, plan, drawing, bid, quotation, proposal, license, permit, authorization, instrument or other agreement included in the Assets, where in any of such cases violation thereof would have a material and adverse effect on the Assets or the Business, or (c) any judgment, order, ruling, law or governmental regulations applicable to the Business or any of the Assets, where in any of such cases violation thereof would have a material and adverse effect on the Assets or the Business.

          3.1.13  Employee Benefit Plans.  Except as listed on Schedule 3.1.13,
                  ----------------------
Seller in the conduct of the Business does not sponsor, maintain or support, nor is it otherwise a party to or have any liability under, any plan, fund, policy, program, contract, arrangement, understanding or commitment, whether qualified or not qualified for federal income tax purposes, whether formal or informal, whether for the benefit of a single individual or more than one individual, which is in the nature of (a) an "employee pension plan" (as defined in section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (b) an "employee welfare benefit plan" (as defined in section 3(1) of ERISA) or (c) an incentive, current or deferred compensation, or other benefit or compensation arrangement for employees, former employees, their dependents or their beneficiaries (each such plan and arrangement, a "Benefit Plan").

          3.1.14  Brokerage.  No broker or finder has acted directly or
                  ---------
indirectly for Seller in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fee or other commission in respect thereof based in any way on agreements, arrangements or understandings made by or, to the knowledge of Seller, on behalf of Seller, except for Carleton, McCreary, Holmes & Co. whose fees for services in connection with this transaction will be paid by Seller.

          3.1.15  Government Contracts.  Seller is not in material default under
                  --------------------
any government contract or subcontract to which Seller is a party. To the best of Seller's knowledge, all of Seller's government contracts and subcontracts are valid and enforceable and there are no outstanding claims by the government or any prime contractors against Seller under such contracts. To the best of Seller's knowledge, there are no facts or conditions under Seller's control that would prevent these contracts and subcontracts from being novated or assigned to Buyer, as appropriate.

          3.1.16  Inventory.  All inventory of Seller reflected on the May
                  ---------
Balance Sheet, and all inventory of Seller acquired since the date thereof, was acquired and has been maintained in accordance with the regular business practices of Seller, and with the exception of certain items contained within the inventory that may not be useable or saleable in the future conduct of the Business, consists of items useable or saleable in the ordinary course of
business of Seller consistent with past practice.   The quantities reflected in
the perpetual inventory of the Division are substantially correct in all material respects, and the standard costs set forth therein for such items generally reflect historical material costs thereof and are generally based on current labor and overhead rates of the Division.

          3.1.17  Accounts Receivable.  All accounts receivable reflected on the
                  -------------------
May Balance Sheet, and all accounts receivable arising subsequent to May 31, 1996 have arisen in the ordinary course of business consistent with past practice.

          3.1.18  Ordinary Course.  Since May 31, 1996, the Business has been
                  ---------------
conducted in the ordinary course consistent with past practice.

          3.2  Representations and Warranties of Buyer.  Buyer hereby represents
               ---------------------------------------
and warrants to Seller as follows:

          3.2.1  Corporate Existence.  Buyer is a corporation duly organized,
                 -------------------
validly existing and in good standing under the laws of the state of North Carolina.

          3.2.2  Corporate Power; Enforceable Obligations.  Buyer has all
                 ----------------------------------------
requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby to be performed by it. This Agreement has been duly authorized, executed and delivered by Buyer and is the legal, valid and binding obligation of Buyer, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws affecting the enforcement of creditors' rights in general, and except that the enforceability of the Agreement is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          3.2.3  No Violation.  The execution, delivery and performance of this
                 ------------
Agreement by Buyer do not violate (a) any law, rule or regulation to which Buyer is subject, (b) any judgment, order or injunction binding upon Buyer or (c) the articles of incorporation or by-laws of Buyer or any securities issued by Buyer.

          3.2.4  No Consent Required.  Except as set forth in Schedule 3.2.4, no
                 -------------------
consent, approval or authorization of any regulatory authority or governmental agency is required in connection with the execution and delivery by Buyer of this Agreement or the consummation by Buyer of the transactions contemplated hereby to be performed by it.

          3.2.5  Brokerage.  Except for Naylor Capital Corporation, the fees of
                 ---------
which are the sole responsibility of Buyer, no broker or finder has acted directly or indirectly for Buyer in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fee or other commission in respect thereof based in any way on agreements, arrangements or understandings made by or, to the knowledge of Buyer, on behalf of the Buyer.

          3.2.6  No Knowledge of Breach.  Except as disclosed on Schedule 3.2.6,
                 ----------------------
neither Buyer nor its counsel, accountants or other representatives are aware of any misrepresentation or breach of warranty, or any basis therefor, by Seller in connection with the transactions contemplated by this Agreement.

          3.2.7  No Involvement in Business.  Prior to the Closing, Buyer has
                 --------------------------
not and will not exercise any control or have any right, responsibility or involvement with the operation of Seller's Mansfield operations, its employees or the direction of its employees.

          3.3    No Other Warranties.  EXCEPT AS OTHERWISE PROVIDED IN SECTIONS
                 -------------------
3.1 AND 3.2, THERE ARE NO EXPRESS OR IMPLIED WARRANTIES THAT APPLY TO BUYER, SELLER, THE DIVISION, THE BUSINESS, THE ASSETS, THE ASSUMED LIABILITIES OR THE CONSUMMATION BY BUYER OR SELLER OF THE TRANSACTIONS CONTEMPLATED HEREBY. SELLER SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OF MERCHANTABILITY AND ANY IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

          3.4    Survival of Representations and Warranties.  All
                 ------------------------------------------
representations and warranties made by each party in this Article III or in any certificate delivered at the Closing shall survive the Closing for a period of one year only, after which no claim may be made based upon any such representation or warranty.

                    ARTICLE IV  -  COVENANTS PENDING CLOSING

          4.1    Agreements of Seller. Seller covenants and agrees that, pending
                 --------------------
the Closing:

          4.1.1  Business in the Ordinary Course.  The Business shall be
                 -------------------------------
conducted in the ordinary course consistent with past practice, and Seller in the conduct of the Business shall not (a) enter into any material new contracts or incur any material new obligations (including without limitation any collective bargaining agreements, employment contracts or employee benefit plans),

(b) materially increase the salary of any employee of the Division, or (c) sell or otherwise dispose of a material portion of the assets of the Division outside the ordinary course of business.

          4.1.2  Preservation of Assets.  Seller shall not, without the prior
                 ----------------------
written consent of Buyer, mortgage, pledge or subject to any new lien, security interest or other encumbrance securing a monetary obligation, any of the Assets.

          4.1.3  Employees and Business Relations.  Seller will use its
                 --------------------------------
reasonable best efforts to keep available the services of the present employees and agents of the Division and to maintain its relations and good will with suppliers, customers, distributors and any others having business relations with the Business.

          4.1.4  Consents and Approvals.  Seller shall use its reasonable best
                 ----------------------
efforts to obtain or make, at the earliest practicable date and in any event before the Closing, all consents or filings necessary to the consummation by Seller of the transactions contemplated hereby or which are reasonably requested by Buyer.

          4.1.5  No Negotiations.  Seller shall not, directly or indirectly, in
                 ---------------
any way contact, initiate, enter into or conduct any discussions or negotiations, or enter into any agreements, whether written or oral, with any person with respect to the sale of all or part of the Division, the Business or the Assets, except for transactions in the ordinary course of the Business.

          4.1.6  Access.  Prior to the Closing, Seller will give to Buyer's
                 ------
officers, employees, counsel, accountants and other representatives, during normal business hours and after reasonable notice to Seller, free and full access to and the right to inspect all of the premises, properties, assets, records, contracts, business plans and other documents relating solely to the Business for the purpose of making such investigation of the Business as Buyer reasonably shall desire to make, provided that such investigation shall not unreasonably interfere with the operations of the Business, and Seller will cause its accountants to provide to Buyer's officers, employees, counsel, accountants and other representatives, during normal business hours and after reasonable notice to Buyer, access to each such accountant's workpapers relating solely to the Business for the purpose of making an investigation as Buyer reasonably shall desire to make, provided that such access shall not unreasonably interfere with the operations of such accountant's business.

          4.1.7  Best Efforts.  Seller shall use its reasonable best efforts to
                 ------------
fulfill the conditions set forth in Section 6.1 and to cause the representations and warranties set forth in Section 3.1 to remain true and correct in all material respects.

          4.1.8  Environmental Matters.  Seller shall use its reasonable best
                 ---------------------
efforts: (a) to have Tighe & Bond complete the Phase II environmental assessment of the Mansfield Facility specified (under the caption Site Environmental
                                                       ------------------
Status) in that firm's April 30, 1996 letter to Seller, and (b) with the
- ------
assistance of Tighe & Bond, to bring the ongoing operations of the Business into material compliance with applicable federal, state and local environmental laws, rules and regulations. The fees and expenses of Tighe & Bond prior to the Closing shall paid as follows:

     Up to $50,000                  Seller pays 100%
     From $50,000 to $75,000        Buyer pays 100%
     In excess of $75,000      Seller & Buyer each pay 50%

Arrangements regarding responsibility for the cost of the foregoing remediation and compliance activities after the Closing are set forth in the Lease and the Escrow Agreement.

          4.2  Agreements of Buyer.  Buyer covenants and agrees that, pending
               -------------------
the Closing:

          4.2.1  Articles of Incorporation and By-laws.  No change shall be made
                 -------------------------------------
in the articles of incorporation or the by-laws of Buyer.

          4.2.2  Consents and Approvals.  Buyer shall use its reasonable best
                 ----------------------
efforts to obtain or make, at the earliest practicable date and in any event before the Closing, all consents or filings necessary to the consummation by Buyer of the transactions contemplated hereby or which are reasonably requested by Seller.

          4.2.3  Best Efforts.  Buyer shall use its reasonable best efforts to
                 ------------
fulfill the conditions set forth in Section 6.2 and to cause the representations and warranties set forth in Section 3.2 to remain true and correct in all material respects.

                         ARTICLE V  -  OTHER AGREEMENTS

          5.1  Confidentiality.  Each of Buyer and Seller shall, and shall cause
               ---------------
its officers, counsel, agents and other representatives to, hold in strict confidence, and not use or disclose to any other person without the prior written consent of the other party hereto, all information obtained from such other party in connection with the transactions contemplated by this Agreement, except such information may be disclosed (a) where necessary to any regulatory authorities or governmental agencies, (b) if required by court order or decree or applicable law, (c) if it is publicly available as the result of a previous authorized disclosure, (d) to a purchaser or prospective purchaser of Seller or
(e) if it is otherwise contemplated hereby.

          5.2  Financing.  Buyer (a) shall keep Seller apprised of the status of
               ---------
Buyer's financing with Bank of America for the transactions contemplated by this Agreement, (b) at Seller's reasonable request, shall provide Seller with access to all appropriate representatives of

Bank of America for purposes of allowing Seller to evaluate the status of such financing, and (c) shall use its reasonable best efforts to obtain such financing.

          5.3  Investigation and Evaluation.  Buyer acknowledges that (a) Buyer
               ----------------------------
is experienced in the operation of the type of business conducted by the Division, (b) Buyer and its directors, officers, attorneys, accountants and advisors have been given the opportunity to examine to the full extent deemed necessary and desirable by Buyer all books, records and other information with respect to the Division, the Business, the Assets and the Assumed Liabilities,
(c) Buyer has taken full responsibility for determining the scope of its investigations of the Division, the Business, the Assets and the Assumed Liabilities, and for the manner in which such investigations have been conducted, and has examined the Division, the Business, the Assets and the Assumed Liabilities to Buyer's full satisfaction, (d) Buyer is fully capable of evaluating the adequacy and accuracy of the information and material obtained by Buyer in the course of such investigations and (e) Buyer has not relied on Seller with respect to any matter in connection with Buyer's evaluation of the Division, the Business, the Assets and the Assumed Liabilities, other than the representations and warranties of Seller specifically set forth in Section 3.1.

          5.4  Forecasts; Projections; Etc.  Buyer acknowledges that (a) Buyer
               ---------------------------
has taken full responsibility for evaluating the adequacy, completeness and accuracy of various forecasts, projections, opinions and similar material heretofore furnished by Seller or its representatives to Buyer in connection with Buyer's investigations of the Division, the Business, the Assets and the Assumed Liabilities and (b) there are uncertainties inherent in attempting to make projections and forecasts and render opinions, Buyer is familiar with such uncertainties, and Buyer is not relying on any projections, forecasts or opinions furnished to it by Seller or any of its representatives.

          5.5  Employment of Employees.  The parties understand that Buyer has
               -----------------------
not agreed in this Agreement to hire any employees presently employed by the Division ("Division Employees"), that Buyer may determine which of Seller's employees it wants to hire following the transfer of the Assets, and that following the transfer of Assets Buyer will establish the initial wages, hours, terms and conditions of employment for Buyer's employees both within and outside the bargaining unit presently represented by the Union (as hereinafter defined). Buyer shall pay each Division Employee, in accordance with the customary practices and procedures of the Division, all commissions, bonuses and vacation pay earned by such Division Employee, but unpaid, through the Closing Date. Buyer, and not Seller, shall be fully responsible for, and Buyer shall indemnify Seller for, all severance matters and for all matters that may arise under the Federal Worker Adjustment and Retraining Notification Act relating to the Division Employees.

          5.6  Publicity.  Neither Buyer nor Seller shall issue any press
               ---------
release or otherwise make any public statement (except for releases and public statements required or advisable under federal securities laws) with respect to the transactions contemplated hereby without first consulting with and obtaining the approval of Buyer, in the case of Seller, or without first consulting with and obtaining the approval of Seller, in the case of Buyer.

          5.7  Access.  After the Closing, Seller shall have access at all
               ------
reasonable times to those files and records which are part of the Assets and shall have the right to make copies thereof at its expense. Buyer agrees to maintain such files and records in accordance with appropriate record retention procedures, but such obligation shall expire seven years after the Closing.

          5.8  Product Recall; Jetstream Warranty Work.
               ---------------------------------------

          (a) A "Product Recall" is for the purposes of this Agreement an action initiated post Closing by Buyer on behalf of Seller which is intended to retrieve from a customer or customers specific products or lots of products manufactured and shipped by Seller prior to the Closing Date (collectively, "Products"), for which Buyer (i) has obtained knowledge that any such Product contains one or more defects, (ii) has determined in good faith that such defect(s) cause the Products to (A) pose a material health and safety risk to the customer or customers to whom such Products were sold and shipped by Seller based on the intended use of such Products by said customer or customers or (B) materially fail to perform the function or functions for which such Products were designed, and (iii) has determined in good faith that there is no practical way to effectively remedy any such defect(s) in the Products other than through a retrieval by Buyer of the Products for repair or replacement, as necessary, to properly remedy the defect(s) in question.

          (b) Buyer shall notify Seller in advance of any proposed Product Recall (a "Product Recall Notification"). The Product Recall Notification shall set forth in reasonable detail (i) the identity of the Product to be recalled,
(ii) the nature of the defect(s) in question including an explanation as to why such defect(s) give rise to the need for a Product Recall and the proposed remedy to such defect(s), (iii) the reason Buyer believes such defect(s) cannot be remedied through any means other than through a Product Recall, and (iv) the identity of the customers subject to the Product Recall. Buyer shall be deemed authorized to proceed with the Product Recall 14 days following the date that Buyer has delivered to Seller the Product Recall Notification, provided Seller has not notified Buyer within such 14 day period of Seller's intention to independently investigate the Product Recall (a "Seller's Recall Objection"). Should

Buyer receive a Seller's Recall Objection, Buyer shall not proceed with the Product Recall until Seller has satisfied itself that a Product Recall is required and delivers written authorization to Buyer that Buyer may proceed with the Product Recall as described in the Product Recall Notification. In no case shall Seller unreasonably withhold authorization for a Product Recall.

          (c) After the Closing, Seller shall reimburse Buyer for the repair or replacement of the Products subject to a Product Recall at Buyer's (i) 115% of actual cost for products and parts, (ii) prevailing labor rates and (iii) direct and indirect overhead at 300% of direct labor costs. Seller shall make such reimbursement payments within 30 days after receipt of invoices therefor.

          (d) After the Closing, Buyer shall perform all warranty and service work requested by Seller with respect to Products sold directly or indirectly by the Division to Jetstream prior to the Closing Date, and Seller shall reimburse Buyer for the repair or replacement of the Products and Buyer's (i) 115% of actual cost for products and parts, (ii) prevailing labor rates and (iii) direct and indirect overhead at 300% of direct labor costs. Buyer shall invoice Allied Signal for such warranty and service work. If Allied Signal does not pay Buyer for the work subject to the invoice, Seller shall reimburse Buyer for such work within 30 days after receipt of notice from Buyer that Allied Signal has failed to make payment for such work.

          5.9  No Union Agreements.  Prior to and after the Closing, Seller
               -------------------
agrees not to conduct or enter into any discussions, negotiations or agreements (whether written or oral) with the International Union of Electronics, Electrical, Salaried, Machine and Furniture Workers, AFL-CIO and its Amalgamated Local 708 (the "Union") (a) that would have a material adverse effect on Buyer or (b) with respect to a modification of the terms of the Division's collective bargaining agreement with the Union, that adversely affects Buyer's obligations or rights with respect to the Union and its members. Prior to and after the Closing, Seller agrees to keep Buyer apprised of all material developments between Seller and the Union, where such developments indicate that Seller will enter into any agreement with the Union.

          5.10  Cooperation.
                -----------

          (a) After the Closing, Seller and Buyer shall fully cooperate with each other in the defense or prosecution of any litigation or other proceeding against or by the other party relating to or arising out of, in whole or in part, the Business prior to, on or after the Closing (other than litigation and other proceedings arising out of this Agreement or the transactions contemplated hereby). The party requesting such cooperation shall pay the reasonable out-of-pocket expenses incurred in providing such cooperation (including without limitation attorneys' fees and expenses) by the other party and its officers, directors, employees and agents, but shall not be responsible for reimbursing such persons for time spent in connection with such cooperation.

          (b) After the Closing, Buyer and Seller shall each (i) provide the other with such assistance as may reasonably be requested by the other in connection with the preparation of any tax return, audit or other examination by any taxing authority or judicial or administrative proceedings or determination relating to liability for taxes, (ii) retain and provide the other with any records or other information which may be relevant to such tax return, audit or examination, proceeding or determination, and (iii) provide the other with any final determination of any such audit or examination, proceeding or determination that affects any amount required to be shown on any tax return of the other for any period. Without limiting the generality of the foregoing, (A) with respect to any portion of a taxable period in 1996 prior to the Closing Date, for which a tax return is required to be filed after the Closing Date and is required to include taxable income or other financial information of the Business, Buyer shall prepare on a basis consistent with Seller's past practices, under Seller's direction, all tax information materials of the Business and furnish the same (including without limitation schedules and work papers) to Seller no later than January 1, 1997 or at least 90 days prior to the due date for the filing thereof, whichever occurs earlier; and (B) Seller and Buyer shall retain, until the applicable statutes of limitations (including without limitation any extensions) have expired, copies of all tax returns, supporting work schedules and other records or information which may be relevant to such returns for all tax periods or portions thereof ending before or including the Closing Date and shall not destroy or otherwise dispose of any such records without first providing Buyer (in the case of Seller) or Seller (in the case of Buyer) with a reasonable opportunity to review and copy the same.

          (c) Upon receipt by Buyer of notice, whether written or otherwise, of any pending or threatened tax audits of or assessments against Buyer for taxes allocable to Seller, or upon receipt by Buyer or Seller of a written notice of any pending or threatened tax audits of or assessments against Seller for taxes allocable to Seller or Buyer, Buyer (or Seller, as the case may be) shall notify the other party reasonably promptly (and in any event within 15 business days of the receipt of any notice).

          (d) Buyer shall be responsible for filing tax returns in respect of sales and use taxes of the Business for periods ending on or after the Closing Date and for any periods ending prior to the Closing Date for which the deadline (including without limitation extensions) for filing such tax returns occurs after the Closing Date.

          5.11  Equipment Lease.  At the Closing, Seller shall lease to Buyer
                ---------------
and Buyer shall let from Seller the equipment located at the Division and described on the attached Exhibit G ("Leased Equipment") on terms and conditions and utilizing the form of Master Lease Agreement attached as Exhibit H (the "Equipment Lease"). Buyer acknowledges that Seller intends to assign its interest in the Equipment Lease to a third party financial institution. Buyer shall reasonably assist Seller in such assignment, including, without limitation, promptly providing to Seller and such prospective assignees reasonable access to the Division premises for the purpose of inspecting the Leased Equipment, copies of Buyer's latest annual report and audited financial statements, unaudited financial statements, and all other information concerning Buyer or Buyer's business as is reasonably requested by Seller or such third parties for the purpose of underwriting the Equipment Lease or otherwise required in connection with completing the assignment of the Equipment Lease.

          ARTICLE VI  -  CONDITIONS PRECEDENT TO THE CLOSING

          6.1  Conditions Precedent of Buyer.  The obligation of Buyer to
               -----------------------------
consummate the transactions contemplated by this Agreement is subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent:

          6.1.1  Representations and Warranties True on Closing Date.  The
                 ---------------------------------------------------
representations and warranties of Seller contained in this Agreement or in any certificate or document delivered by Seller to Buyer pursuant to the provisions hereof shall be in all material respects true on the

Closing Date with the same effect as though such representations and warranties were made as of such date except for changes contemplated or permitted by this Agreement.

          6.1.2  Performance by Seller.  Seller shall have performed and
                 ---------------------
complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with prior to or at the Closing.

          6.1.3  Injunction.  No injunction, writ, temporary restraining order
                 ----------
or other order shall be in effect which restrains or prohibits the transactions contemplated by this Agreement.

          6.1.4  Jetstream Products.  Seller shall have manufactured and shipped
                 ------------------
all products of the Division subject to purchase orders with Allied Signal for delivery to Jetstream, and neither Seller nor Buyer shall have any further obligation to manufacture or ship part number A2104 or A2105 (and all revisions thereto prior to Closing) to Allied Signal for delivery to Jetstream. Notwithstanding the foregoing, should any purchase orders with Allied Signal for delivery of product to Jetstream remain uncompleted as of the Closing Date, Buyer and Seller will agree to an appropriate arrangement to exclude the assets utilized by the Division in connection with the completion of such purchase order(s) from the Assets being conveyed to Buyer at Closing, and such arrangement will further provide that all such excluded assets will be conveyed to Buyer at a later date when all of the open Allied Signal purchase orders have been fully completed. Buyer may in its sole discretion determine to accept purchase orders for part numbers A2104 and A2105 (and all revisions thereto prior to Closing) following the Closing Date. Should Buyer accept post Closing purchase orders for part numbers A2104 and/or A2105 (and all revisions thereto prior to Closing), the parties acknowledge that all matters relating to these items will be the sole responsibility of Buyer.

          6.1.5  June Balance Sheet Approval.  Buyer shall be satisfied that
                 ---------------------------
there exists no material difference in the categorization of liabilities appearing on the June Balance Sheet versus the categorization of liabilities appearing on the May Balance Sheet.

          6.2  Conditions Precedent of Seller.  The obligation of Seller to
               ------------------------------
consummate the transactions contemplated by this Agreement is subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent:

          6.2.1  Representations and Warranties True on Closing Date.  The
                 ---------------------------------------------------
representations and warranties of Buyer contained in this Agreement or in any certificate or document delivered by Buyer to Seller pursuant to the provisions hereof shall be in all material respects true on the Closing Date with the same effect as though such representations and warranties were made as of such date except for changes contemplated or permitted by this Agreement.

          6.2.2  Performance by Buyer.  Buyer shall have performed and complied
                 --------------------
in all material respects with all agreements and conditions required by this Agreement to be performed or complied with prior to or at the Closing.

          6.2.3  Injunction.  No injunction, writ, temporary restraining order
                 ----------
or other order shall be in effect which restrains or prohibits the transactions contemplated by this Agreement.

          6.2.4  Jetstream Products.  Seller shall have manufactured and shipped
                 ------------------
all products of the Division subject to purchase orders with Allied Signal for delivery to Jetstream, and neither Seller nor Buyer shall have any further obligation to manufacture or ship part number A2104 or A2105 to Allied Signal for delivery to Jetstream. Notwithstanding the foregoing, should any purchase orders with Allied Signal for delivery of product to Jetstream remain uncompleted as of the Closing Date, Buyer and Seller will agree to an appropriate arrangement to exclude the assets utilized by the Division in connection with the completion of such purchase order(s) from the Assets being conveyed to Buyer at Closing, and such arrangement will further provide that all such excluded assets will be conveyed to Buyer at a later date when all of the open Allied Signal purchase orders have been fully completed. Buyer may in its sole discretion determine to accept purchase orders for part numbers A2104 and A2105 following the Closing Date. Should Buyer accept post Closing purchase orders for part numbers A2104 and/or A2105, the parties acknowledge that all matters relating to these items will be the sole responsibility of Buyer.

          6.2.5  Schedule 3.2.6 Approval.  Seller shall be satisfied with the
                 -----------------------
content of Schedule 3.2.6. Should Seller elect to consummate the sale of the Assets to Buyer as provided for in this Agreement, Seller shall indemnify Buyer for those items set forth on Schedule 3.2.6.

                        ARTICLE VII -  INDEMNIFICATION

          7.1  Indemnification.
               ---------------

          (a) Subject to the limitations set forth in Sections 7.1(b) and 7.1(c), Buyer and Seller agree that from and after the Closing, each shall indemnify and hold harmless the other (the "Indemnified Party") against any loss, liability or expense (including reasonable attorneys' fees and expenses) caused by or resulting from (i) the failure by the party against whom indemnification is sought (the "Indemnifying Party") to perform any covenant or agreement which it is obligated to perform pursuant to this Agreement or (ii) any misrepresentation or breach of warranty made by the Indemnifying Party in this Agreement or in any certificate rendered by it pursuant hereto.

          (b) No Indemnified Party shall make any claim against an Indemnifying Party for indemnification under this Article VII with respect to a misrepresentation or breach of warranty unless and until the aggregate amount of all such claims against such Indemnifying Party exceeds $350,000 (the "Threshold Amount") whereupon the Indemnified Party may claim indemnification for the amount of such claims, or portion thereof, in excess of such Threshold Amount; provided, however, that neither party may recover in the aggregate an amount greater than $3,000,000 from the other pursuant to this Article VII. In determining the amount of claims against an Indemnifying Party hereunder, the amount of any tax benefit (federal, state or local) or insurance proceeds to be realized or received by the Indemnified Party by reason of such claims shall be deducted from the amount to be paid by the Indemnifying Party. Seller shall not be liable under this Article VII for any loss, liability or expense (and no such loss, liability or expense shall be counted against the Threshold Amount) if it relates to any breach of the representation and warranty of Buyer set forth in
Section 3.2.6. The Indemnified Party shall promptly notify the Indemnifying Party of any claim hereunder (including without limitation items that would be claims if they were not below the Threshold Amount) and shall provide to the Indemnifying Party as soon as practicable thereafter all information and documentation necessary to support and verify the claim asserted (or which would be asserted in not below the Threshold Amount), and the Indemnifying Party shall be given access to all books and records in the possession or control of the Indemnified Party which the Indemnifying Party reasonably determines to be related to such claim.

          (c) The indemnification provided for in this Article VII, to the extent it relates to any matter other than compliance with a covenant or agreement to be performed after the Closing, shall be limited to claims asserted within one year after the Closing Date.

          7.2  Third Party Claims.  If any legal proceedings are instituted or
               ------------------
any claim or demand is asserted by any person in respect of which Buyer or Seller may seek indemnification from the other pursuant to the provisions of
Section 7.1, the Indemnified Party shall promptly cause written notice of the assertion of any such claim or demand to be made to the Indemnifying Party. The Indemnifying Party shall have the right at any time, at its option and expense, to defend against, negotiate or settle any such claim, and in such case the Indemnifying Party shall not be liable for the fees and expenses of counsel employed by the Indemnified Party. Buyer and Seller shall cooperate fully with each other in connection with the defense, negotiation and settlement of any such legal proceeding, claim or demand. If at any time any such claim or demand seeks material prospective relief which would have a materially adverse effect on the Business, the Indemnified Party shall have the right to control or assume (as the case may be) the defense of any such claim or demand; if the Indemnified Party should elect to exercise such right, the Indemnifying Party shall have the right to participate in, but not control, the defense of such claim or demand at the sole cost and expense of the Indemnifying Party, and the Indemnified Party may not agree to any settlement without the prior consent of the Indemnifying Party, which consent shall not be unreasonably withheld. The Indemnifying Party shall be subrogated to all rights and remedies of the Indemnified Party.

          7.3  Exclusivity.  This Article VII sets forth the only responsibility
               -----------
of each party to indemnify or otherwise protect the other party against any loss, liability or expense arising out of or related to the transactions contemplated by this Agreement.

                        ARTICLE VIII  -  MISCELLANEOUS

          8.1  Termination.  This Agreement may be terminated by written notice
               -----------
of termination only as follows:

          (a)  by mutual consent of Buyer and Seller,

          (b) by either Buyer or Seller if the Closing has not occurred on or before July 15, 1996, unless the reason that the Closing has not occurred shall be the failure of the party seeking to terminate this Agreement to fulfill its obligations hereunder, or

          (c) by either Buyer or Seller if there has been a material misrepresentation or material breach on the part of the other party in the representations, warranties, covenants or agreements contained herein which is not cured within ten business days after such other party has been notified of the nature of such breach and the intent to terminate this Agreement pursuant to this Section 8.1(c).

          8.2  Effect of Termination.
               ---------------------

          (a) Except as provided in Section 8.2(b), in the event of the termination hereof as expressly permitted under Section 8.1, this Agreement shall forthwith become void and have no effect (except for Sections 5.1 and 8.4) and there shall be no liability in respect of this Agreement on the part of any of Buyer or Seller or their respective officers, directors, or shareholders except as provided in Sections 5.1 and 8.4. Notwithstanding the foregoing, if such termination is due to the knowing material non-fulfillment of any covenant or agreement herein by either party hereto or the knowing material misrepresentation or knowing material breach of warranty on the part of either such party, such party shall be fully liable to the other party hereto for all costs and expenses (including reasonable attorneys' fees and expenses) actually incurred in good faith by such other party in connection with this Agreement and the transactions contemplated hereby and for all damages sustained or incurred by such other party as a result thereof. In the event of termination hereunder without Closing, each party hereto shall return promptly to the other party hereto or destroy (and certify such destruction to the other party in writing) all documents, work papers and other material of the other party furnished or made available to such party or its representatives or agents, and all copies thereof, and agrees that no information received by it or its representatives or agents shall be revealed by it or its representatives or agents to any third party or used for the advantage of such party or any other person, except such information may be disclosed (a) where necessary to any regulatory authorities or governmental agencies, (b) if required by court order or decree or applicable law or (c) if it is publicly available as a result of a previous authorized disclosure. Furthermore, in the event of termination hereunder without Closing, Buyer covenants and agrees that, for a period of two years following the date of such termination, it will not offer employment to any employee of the Division.

          (b) Notwithstanding the foregoing, (i) if Buyer terminates this Agreement under Section 8.1(c) as a result of Seller's material misrepresentation or breach of warranty, Seller shall promptly return the Deposit to Buyer and (ii) if the Agreement is terminated for any other reason Seller shall be entitled to retain the Deposit.

          8.3  Sales, Transfer and Documentary Taxes; Etc.  Seller shall pay all
               -------------------------------------------
sales, transfer and documentary taxes, if any, due as a result of the transfer of the Assets to Buyer and Buyer shall pay all affidavit, filing and acknowledgment fees and other fees directly relating to the transfer of the Assets.

          8.4  Expenses.  The parties hereto shall pay their own expenses
               --------
incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby.

          8.5  Bulk Sales Laws.  Buyer hereby waives compliance with the bulk
               ---------------
sales law and any other similar laws in any applicable jurisdiction in respect of the transactions contemplated by this Agreement, and Seller shall indemnify Buyer for any damages suffered by reason of such non compliance.

          8.6  Contents of Agreement; Amendment.  This Agreement sets forth the
               --------------------------------
entire understanding of the parties hereto with respect to the transactions contemplated hereby. It shall not be amended or modified except by written instrument duly executed by each of the parties hereto. Any and all previous agreements and understandings between the parties regarding the subject matter hereof, whether written or oral (and including without limitation the Letter of Intent dated May 10, 1996 between Seller and Buyer), are superseded by this Agreement.

          8.7  No Assignment.  This Agreement may not be assigned by either
               -------------
party hereto without the prior written consent of the other party, provided that Seller may assign this Agreement to any successor or successor-in-business without such consent (whether by operation of law or otherwise) in any transaction involving the sale or transfer of control of Seller or substantially all of its business (whether by merger, tender, sale of assets or otherwise), and provided further that Buyer may assign this Agreement to any wholly owned subsidiary of Buyer without such consent; however, Buyer shall remain fully responsible under this Agreement notwithstanding any such assignment.

          8.8  Waiver.  No waiver by either party hereto, whether express or
               ------
implied, of any right under any provision of this Agreement shall constitute a waiver of such party's rights under any other provision of this Agreement, nor shall any such waiver constitute a waiver of such party's right at any other time or unless it is made in writing and signed by the party waiving the condition. No failure by either party hereto to take any action with respect to any breach of this Agreement or default by the other party shall constitute a waiver of such party's right to enforce any provision of this Agreement against such other party or to take action with respect to such breach or default or of any subsequent breach or default by such other party.

          8.9  Notices.  Any notice, request, demand, waiver, consent, approval
               -------
or other communication which is required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, telefaxed with receipt acknowledged (and with a confirmation copy also sent by registered or certified mail return receipt requested), delivered by a recognized commercial courier service with receipt acknowledged, or mailed by registered or certified mail return receipt requested, as follows:

          If to Buyer, to:

               Communications Instruments, Inc.
               P.O. Box 520
               Highway 74 East
               Fairview, NC  28730
               Attention: Ramzi Dabbagh
                     Chairman and Chief Executive Officer
               Telefax No.:  704-628-1439
               with a required copy to:

               Simpson, Thacher & Bartlett
               425 Lexington Avenue
               New York, NY  10017
               Attention: Richard Chadbourn Weisberg, Esq.
               Telefax No.:  212-455-2502

          If to Seller, to:

               Figgie International Inc.
               4420 Sherwin Road
               Willoughby, OH  44094
               Attention:  General Counsel
               Telefax No.:  216-953-2859

               with a required copy to:

               Morgan, Lewis & Bockius LLP
               2000 One Logan Square
               Philadelphia, PA  19103
               Attention:  Timothy Maxwell, Esq.
               Telefax No.:  215-963-5299

or to such other address as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered, telefaxed or mailed.

          8.10  Ohio Law to Govern.  This Agreement shall be governed by and
                ------------------
interpreted and enforced in accordance with the laws of the state of Ohio, including without limitation all matters of construction, validity and performance.

          8.11  No Benefit to Others.  The representations, warranties,
                --------------------
covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and their permitted successors and assigns, and they shall not be construed as conferring any rights on any other persons.

          8.12  Headings.  All section headings contained in this Agreement are
                --------
for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

          8.13  Schedules and Exhibits.  All Schedules and Exhibits referred to
                ----------------------
herein are intended to be and hereby are specifically made a part of this Agreement.

          8.14  Severability.  If any provision of this Agreement or the
                ------------
application thereof to any person or circumstance is held invalid or unenforceable in any jurisdiction, the remainder of this Agreement, and the application of such provision to such person or circumstance in any other jurisdiction or to other persons or circumstances in any jurisdiction, shall not be affected thereby, and to this end the provisions of this Agreement shall be severable.

          8.15  Counterparts.  This Agreement may be executed in any number of
                ------------
counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by the parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

          8.16  Dispute Resolution.  Claims, disputes or other matters in
                ------------------
question between the parties to this Agreement arising out of or relating to this Agreement or breach thereof shall be subject to and decided by arbitration in accordance with the rules of the American Arbitration

Association currently in effect, unless the parties mutually agree otherwise, and in accordance with the following:

          (a) Demand for arbitration shall be filed in writing with the other party to this Agreement and with the American Arbitration Association. A demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of limitations.

          (b) Any arbitration arising out of or relating to this Agreement shall include, by consolidation, joinder or joint filing, any additional persons or entities not parties to this Agreement to the extent reasonably necessary to the final resolution of the matter in controversy.

          (c)  All arbitration proceedings shall be heard and decided by three
(3) arbitrators, one selected by each party and the third selected by the first two arbitrators who shall be experienced in matters similar to the subject of the arbitration. Each party shall be responsible for payment of its own arbitrator's fees and each party shall pay one-half (1/2) of the fee for the third arbitrator.

          (d) Each party shall be responsible for its own costs and expenses incurred in connection with the arbitration including, without limitation, attorney's fees.

          (e) Unless the parties otherwise agree, pre-hearing discovery shall be limited to production of documents and other things, as contemplated by Rule 34(a) of the Federal Rules of Civil Procedure.

          (f) In arbitration proceedings, the award of the arbitrators shall not be limited to a single dollar amount, but (i) shall indicate the arbitrators' decision with respect to the various claims, disputes or other matters in question presented by each party and (ii) shall contain a brief statement of the reasons supporting the arbitrators' decision.

          (g) The award rendered by the arbitrator or arbitrators shall be final and binding upon all parties, judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

          (h) The location for arbitration and any and all claims, controversies or disputes arising out of or relating to this Agreement or any breach thereof shall be Cleveland, Ohio.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written.


                                   FIGGIE INTERNATIONAL INC.


                                   By:____________________________________
                                         As its:__________________________


                                   COMMUNICATIONS INSTRUMENTS, INC.


                                   By:____________________________________
                                         As its:__________________________

                                   EXHIBIT A
                                EXCLUDED ASSETS
                                ---------------


          1.   Cash, checks and equivalents

          2.   Prepaid insurance

          3. All real property interests, and the improvements and fixtures thereon and thereto, relating to the Mansfield Facility

          4. Assets financed under two capital leases with IBM Credit Corporation (supplement #s 174947 and C00232814)

          5. Labor Agreement, entered into March 10, 1995, between the Division and the International Union of Electronics, Electrical, Salaried, Machine and Furniture Workers (AFL-CIO), and its Amalgamated Local 708

          6. Equipment assets (which are not recorded as assets of the Division) at Interstate Electronics Corporation of approximately $100,100 that relate to the manufacture of the Boeing 777 Electrical Load Management System and are listed as Attachment C to Appendix E to the ELMS Purchase Order dated May 9, 1996

                                   EXHIBIT B
                ENVIRONMENTAL REMEDIATION AND ESCROW AGREEMENT
                ----------------------------------------------

                                   EXHIBIT C
                             EXCLUDED LIABILITIES
                             --------------------

     1. Capital Leases with IBM Credit Corporation (supplement Nos. 174947 and C00232814)

     2. Any Benefit Plans, except for claims which relate to liabilities assumed pursuant to Sections 1.4(a)(i), 1.4(a)(ii) and 5.5

     3.   Sections 601-608 of ERISA (COBRA)

                                   EXHIBIT D
                          BILL OF SALE AND ASSIGNMENT
                          ---------------------------


          Bill of Sale and Assignment, dated ________, 1996, from Figgie International Inc., a Delaware corporation ("Seller"), to Communications Instruments, Inc., a North Carolina corporation ("Buyer").

                             W I T N E S S E T H:
                             -------------------

          WHEREAS, by an Asset Purchase Agreement dated as of June 27, 1996 (the "Agreement") between Seller and Buyer, Seller has agreed to sell to Buyer the assets, properties, rights and business described and referred to in Section 1.2 of the Agreement (collectively, the "Assets"); and

          WHEREAS, Seller is currently executing and delivering this Bill of Sale and Assignment to Buyer for the purpose of selling and assigning to Buyer all of Seller's right, title and interest in and to the Assets;

          NOW, THEREFORE, in consideration of the purchase price provided in the Agreement and other good and valuable consideration, and intending to be legally bound, Seller hereby grants, sells, assigns and transfers to Buyer, its successors and assigns all of Seller's right, title and interest in and to all of the Assets,

          TO HAVE AND TO HOLD the same, including the appurtenances thereof, unto Buyer, its successors and assigns forever, to its and their own proper use and behalf; and Seller hereby warrants title to such Assets unto Buyer, its successors and assigns to the full extent warranted in the Agreement.

          1. Nothing in this instrument, express or implied, is intended or shall be construed to confer upon or give to any person, firm or corporation other than Buyer, its successors and assigns any remedy or claim under or by reason of this instrument or any term, covenant, condition, promise or agreement hereof, and all of the terms, covenants, conditions, promises and agreements contained in this instrument shall be for the sole and exclusive benefit of Buyer, its successors and assigns.

          2. Neither the making nor the acceptance of this instrument shall enlarge, restrict or otherwise modify the terms of the Agreement or constitute a waiver or release by Seller or Buyer of any liabilities, duties or obligations imposed upon them by the terms of the Agreement, including without limitation the representations, warranties, covenants, agreements and other provisions of the Agreement.

          3. This instrument is being executed by Seller and shall be binding upon Seller, its successors and assigns for the uses and purposes set forth and referred to above, and shall be effective the date hereof.

          4. This instrument shall be governed by and enforced in accordance with the laws of the state of Ohio.

          IN WITNESS WHEREOF, Seller has caused this Bill of Sale and Assignment to be duly executed on the date first above written.


                                   FIGGIE INTERNATIONAL INC.


                                   By:________________________________
                                         As its:______________________



             RECEIPT OF THE FOREGOING BILL OF SALE AND ASSIGNMENT
                        ACKNOWLEDGED ON ________, 1996


                                   COMMUNICATIONS INSTRUMENTS, INC.


                                   By:________________________________
                                         As its:______________________

                                   EXHIBIT E
                                LEASE AGREEMENT
                                ---------------

                                   EXHIBIT F
                             ASSUMPTION AGREEMENT
                             --------------------


          Assumption Agreement, dated ________, 1996, from Communications Instruments, Inc., a North Carolina corporation ("Buyer"), to Figgie International Inc., a Delaware corporation ("Seller").

                             W I T N E S S E T H:
                             -------------------

          WHEREAS, by an Asset Purchase Agreement dated as of June 27, 1996 (the "Agreement") between Seller and Buyer, Seller has agreed to sell to Buyer the assets, properties, rights and business described and referred to in Section 1.2 of the Agreement (collectively, the "Assets"); and

          WHEREAS, Buyer has agreed in Section 1.4 of the Agreement that at the closing for the purchase and sale of the Assets it would assume and agree to pay, discharge or perform, as appropriate, certain liabilities and obligations of Seller (the "Assumed Liabilities"); and

          WHEREAS, Buyer wishes to provide by this instrument for such assumption of the Assumed Liabilities;

          NOW, THEREFORE, in consideration of the terms and conditions of the Agreement and other good and valuable consideration, and intending to be legally bound, Buyer hereby assumes and agrees to pay, discharge or perform, as appropriate, the Assumed Liabilities only to the extent and as provided in
Section 1.4 of the Agreement.

          1. Nothing in this instrument, express or implied, is intended or shall be construed to confer upon or give to any person, firm or corporation other than Seller, its successors and assigns any remedy or claim under or by reason of this instrument or any term, covenant, condition, promise or agreement hereof, and all of the terms, covenants, conditions, promises and agreements contained in this instrument shall be for the sole and exclusive benefit of Seller, its successors and assigns.

          2. Neither the making nor the acceptance of this instrument shall enlarge, restrict or otherwise modify the terms of the Agreement or constitute a waiver or release by Seller or Buyer of any liabilities, duties or obligations imposed upon them by the terms of the Agreement, including without limitation the representations, warranties, covenants, agreements and other provisions of the Agreement.

          3. This instrument is being executed by Buyer and shall be binding upon Buyer, its successors and assigns for the uses and purposes set forth and referred to above, and shall be effective the date hereof.

          4. This instrument shall be governed by and enforced in accordance with the laws of the state of Ohio.

          IN WITNESS WHEREOF, Buyer has caused this Assumption Agreement to be duly executed on the date first above written.



                                   COMMUNICATIONS INSTRUMENTS, INC.


                                   By:__________________________________
                                         As its:________________________



                 RECEIPT OF THE FOREGOING ASSUMPTION AGREEMENT
                        ACKNOWLEDGED ON ________, 1996


                                   FIGGIE INTERNATIONAL INC.


                                   By:__________________________________
                                         As its:________________________

                                   EXHIBIT G
               EQUIPMENT TO BE LEASED FROM SELLER AT THE CLOSING
               -------------------------------------------------

                                   EXHIBIT H
                             MASTER LEASE AGREEMENT
                             ----------------------

ASSET PURCHASE AGREEMENT
between FIGGIE INTERNATIONAL INC.
and COMMUNICATIONS INSTRUMENTS, INC.



Dated as of June 27, 1996